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                                  AMENDMENT NO. 1 TO

                                  INPUT/OUTPUT, INC.
                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    WHEREAS, effective June 4, 1992, the Input/Output, Inc. Supplemental Executive Retirement Plan (the "Supplemental Retirement Plan" or the "Plan") was established by Input/Output, Inc. (the "Company") to provide for the payment of certain pension and pension-related benefits to a select group of management and highly compensated employees who contribute materially to the continued growth, development and further business success of the Company; and

    WHEREAS, the Company retained the power to amend the Supplemental Retirement Plan pursuant to Section 10.1 of the Plan; and

    WHEREAS, the Company desires to amend the Supplemental Retirement Plan to clarify and correct certain provisions to ensure that the Company's purpose is carried out;

    NOW, THEREFORE, in consideration of the premises and pursuant to the amendment authority reserved thereunder, effective as of January 17, 1997, the Plan is hereby amended as hereinafter set forth:

                                          I.

    Section 1.1(a) is amended by adding the following sentence at the end of the definition of "Actuarial Equivalent":

    "PROVIDED, HOWEVER, that in the event that a Change of Control occurs, the following mortality table and interest rate shall be used to determine the Actuarial Equivalent for any form of benefit with respect to (i) any Participant whose employment terminates within 24 months after such Change of Control and (ii) any Participant or Beneficiary who is receiving payments in the form of an annuity under Article III, Section 4.1, Section 4.3, or Section 4.4 at the time of a Change of Control; and, PROVIDED FURTHER, that this provision may not be amended at any time prior to that date which is two years following such Change of Control:

         Interest:      the prevailing interest rate on 30-year Treasury
                        securities for the month ended immediately prior to the date of the Change of Control;

         Mortality:     1971 Group Annuity Mortality Table for Males set back
                        one year."

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                                         II.

    Section 4.6 is hereby amended in its entirety to read as follows:

         "4.6 LUMP SUM SETTLEMENT.     A Participant who becomes entitled to
    payment of his Vested Deferred Benefit due to Normal Retirement or Early Retirement, or who terminates employment after a Change of Control, may upon thirty (30) days written notice to the Company, receive a settlement of his Deferred Benefit in a single lump sum payment. If the Participant becomes entitled to payment of his Vested Deferred Benefit due to (i) Normal Retirement, (ii) Early Retirement, or (iii) involuntary termination of his employment by the Company after a Change of Control, the lump sum amount which the Participant shall be entitled to receive shall be equal to the present value of the portion of his Vested Deferred Benefit which has not been paid. In addition, if a Participant or a Participant's Beneficiary is receiving payments in the form of an annuity under Article III, Section 4.1, Section 4.3, or Section 4.4 of this Plan, then upon a Change of Control, the Participant or Beneficiary (as applicable) may, upon thirty (30) days written notice to the Company, require that payment of benefits shall be accelerated and paid as a lump sum in an amount equal to the present value of the portion of the Participant's Vested Deferred Benefit which has not been paid. If the Participant becomes entitled to payment of his Vested Deferred Benefit due to voluntary termination of employment by the Participant after a Change of Control, the amount which the Participant receives shall be equal to the present value of the portion of his Vested Deferred Benefit which has not been paid REDUCED BY a penalty in the amount of twenty percent (20%) of such present value. In all such cases, such present value shall be equal to the Actuarial Equivalent of the Vested Deferred Benefit which has not been paid. After receiving such notice from a Participant who is currently receiving periodic payments, the Company shall thereupon cease making such payments. The Company shall make any lump sum payment required under this Section 4.6 in one payment to the Participant within sixty (60) days after the Company's receipt of the applicable notice. In the event the Participant dies before the lump sum is paid, the Company shall pay the lump sum amount to the Participant's Beneficiary, or if no Beneficiary of the Participant is then living, such amount shall be paid to the Participant's estate."

                                         III.

    Section 4.7 is amended in its entirety to read as follows:

         "4.7 GOLDEN PARACHUTE EXCISE TAX. In addition to the Participant's Vested Deferred Benefit payable under the Plan, the Company hereby agrees to indemnify and hold harmless, on a net after-tax basis, the Participant from


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    and against any excise tax liability arising under Section 4999 of the
    Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, including any federal, state or local income or other tax liability arising from the payment by the Company pursuant to such indemnity and/or any additional federal excise taxes arising under Section 4999 of the Code related thereto (collectively, the "Excise Tax Protection Amounts") with respect to the Participant 's receipt of any payments and benefits under the Plan. Such indemnity shall include (A) any and all interest, penalties, or other assessments incurred by the Company or the Participant for the failure to have timely paid any of the Excise Tax Protection Amounts to any governmental authority, and (B) any and all claims, losses, damages, including interest and penalties, costs or reasonable expenses (including reasonable attorneys' and professional fees) incurred by the Company or the Participant from, in connection with, or arising out of, the challenge by the Company, either on its own behalf or for and on behalf of the Participant, of any governmental authority's right to collect from the Company or the Participant all or any portion of the Excise Tax Protection Amounts; PROVIDED, HOWEVER, that the Participant's attorneys shall be selected by the Company and be reasonably acceptable to the Participant and, PROVIDED, FURTHER, that the Company will not be liable to the Participant for any penalty or other assessment or interest attributable to such penalty or other assessment if the Company has requested the Participant to disclose any item indemnified hereunder on any tax return filed by the Participant and the Participant has failed to disclose such item on such return in the manner requested by the Company. In the case of any claims, losses, damages, fees, costs, or expenses billed to the Participant that are subject to the Company's indemnification obligation under this SECTION 4.7, the Company hereby agrees to pay any and all such amounts within the later to occur of the due date provided by law or as soon as practicable after receipt of the invoice for such amounts, and the Company hereby agrees to indemnify and hold the Participant harmless from and against any and all claims, damages (including interest and penalties), fees, costs (including costs of collection) and expenses paid by the Participant or charged to the Participant that relate to or arise out of the Company's failure to timely pay any and all such amounts."

                                         IV.

    Except as expressly amended by the terms of this Amendment No. 1, the remaining terms of the Plan shall remain in full force and effect.


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    EXECUTED this 26th day of March, 1997, effective as of January 17, 1997.


                                  INPUT/OUTPUT, INC.


                                  By:  /s/ Gary D. Owens
                                        ----------------------------------------
                                  Its: President and Chief Executive Officer
                                        ----------------------------------------




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